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                                                                    EXHIBIT 10.7

                                 PROMISSORY NOTE

$50,000,000.00                                            Grand Rapids, Michigan
                                                          August 26, 1999

                  FOR VALUE RECEIVED, the undersigned, US XCHANGE, L.L.C., a Michigan limited liability company, 20 Monroe, NW, Suite 450, Grand Rapids, Michigan 49503, promises to pay to the order of RONALD H. VANDER POL ("Lender"), on demand at his main office in Grand Rapids, Michigan, or at such other place as the Lender may designate in writing, the sum of Fifty Million Dollars ($50,000,000.00), or such lesser amount that may have been loaned by Lender to the undersigned, pursuant to the provisions of the Business Loan Agreement ("Agreement") between the parties dated August 26, 1999, together with interest on the unpaid balance thereof at the annual rate of Comerica Bank's prime rate less 1.25%. Any change in the interest rate on this Note occasioned by a change in Comerica Bank's prime interest rate shall be effective on the date of the change in the prime interest rate by Comerica Bank. The unpaid principal balance of this Note shall bear interest computed upon the basis of a year of Three Hundred Sixty (360) days for the actual number of days elapsed in a month.

                  The interest on this Note shall be accrued monthly. The principal and interest of this Note shall be payable on written demand by Lender in the manner set forth in the Agreement between the parties.

                  This Note evidences the undersigned's indebtedness to Lender by reason of loans made and to be made from time to time to the undersigned under the Agreement and as set forth in the undersigned's Loan Account with Lender, which Loan Account shall reflect said Loans.

                  This Note is given pursuant to the Agreement and the Lender shall have all of the rights and powers set forth in the Agreement as though the same were fully stated herein.

                  Reference is hereby made to the Agreement for a statement of the terms and conditions under which the principal and accrued interest on this Note may become, or may be declared to be, forthwith due and payable.

                  The Lender hereof may, at the Lender's option, extend the time for payment of this Note or any portion thereof, and any such extension shall not relieve the undersigned from any liability hereunder. Except as otherwise provided in the Agreement, protest, presentment, demand and notice of nonpayment are hereby waived by the undersigned.

                                              US XCHANGE, L.L.C.

         By  /s/  Richard Postma
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ATTEST:                                              Its  Chairman CEO
                                                         -----------------------
/s/  Donald Offringa
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Donald Offringa

Its  Treasurer
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